UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2010

HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32253	87-0650264
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

16B/F Ruixin Bldg., No. 25 Gaoxin Road Xi’an, Shaanxi Province, China 710075
(Address of principal executive offices)

86-29-8822 4682 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, the Board of Directors (the “Board”) of Huifeng Bio-Pharmaceutical Technology, Inc. (the “Company”) appointed Xiaoli Sun, Angela Aichun Li and John Zhang as directors of the Company, effective immediately.  The Board has determined that Xiaoli Sun, Angela Aichun Li and John Zhang are independent directors within the meaning set forth in the applicable rules, as currently in effect.  In connection with the appointment of the new directors to the Board, the Company has agreed to pay (i) Xiaoli Sun an annual compensation of 30,000 shares of the Company’s restricted common stock, (ii) Angela Aichun Li an annual compensation of 30,000 shares of the Company’s restricted common stock and (iii) John Zhang an annual compensation of 50,000 shares of the Company’s restricted common stock.  The biographical information regarding each of the new directors is listed below:

Dr. Sun has more than thirty years’ experiences in medicine research specializing in cardiovascular and cerebrovascular diseases and chiral technology.  Since 2003, Dr. Sun has been serving as the professor and director of The Fourth Military Medical University.  Dr. Sun is also serving as the director of Shaanxi Province Chemistry Institute and an expert of Chinese Military Medical Judge Team.  Dr. Sun received her Bachelor degree in chemistry from the University of Jilin in Jilin Province in 1980.  She then completed her Master degree in organic synthesis from Northwest University in Shaanxi Province and received her Doctorial degree in pharmacology from The Fourth Military Medical University.

Ms. Li held a number of positions in accounting and finance with various US companies in the past nine years.  Since June 2006, Ms. Li has been serving as a Senior Financial Analyst in the CFO group of Bank of America.  She is an account owner overseeing the financial performance of key P&L accounts.  From 2003 to 2006, Ms. Li also served as a Senior Accountant with Nucor Corporation, a leading steel manufacturing company.  Before joining Nucor, Ms. Li was a consultant with Deloitte and Touché, one of the global leaders in accounting and consulting services.  Ms. Li is a certified public accountant (CPA) in the State of North Carolina.  Ms. Li holds a Master degree in Accounting from Wake Forest University in 2001 and an MBA degree from Duke University in 2004.

Mr. Zhang has a decade of diverse experiences in banking, consulting and finance and business development.  Mr. Zhang currently serves as the CEO of JC Global Capital Partners LLC, a boutique financial consulting firm in Shanghai that specializes in cross-border capital market transactions.  Prior to founding JC Global in September 2006, from September 2003 to August 2006, Mr. Zhang was the Managing Director of FirsTrust Group, a US merchant bank headquartered in Atlanta, GA, where he was responsible for its entire China operation.  Prior to joining FirsTrust, Mr. Zhang held senior positions in two other US companies, ASI Computer Technology Inc. and CTX International.  Mr. Zhang received his Bachelor of Science from The University of Alabama in Huntsville in 1993 and his MBA degree from Goizueta Business School of Emory University in 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY, INC.

Date: March 3, 2010	By:	/s/ Jing’an Wang
Jing’an Wang Chief Executive Officer